Exhbit 99.B.4.18

RELIASTAR LIFE INSURANCE COMPANY
A Stock Company
Home Office:	ING Service Center:
20 Washington Avenue South	P.O. Box 5050
Minneapolis, Minnesota 55401	Minot, North Dakota 58702-5050

RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to ReliaStar Life Insurance Company, P.O.
Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract
Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.

NOTICE

Annuity payouts and Contract Values provided by this contract, when based on the investment experience of the
Variable Account, are variable and may increase or decrease in value based on the investment experience of the
Variable Account.

This contract is a legal contract between you and ReliaStar Life Insurance Company. READ YOUR CONTRACT
CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death and the
Beneficiary's written request for distribution of the death benefit.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.

/s/ Donald W. Britton	/s/ Paula Cludray-Engelke
President	Secretary

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN SECTIONS 5 AND 8.

INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT
Nonparticipating
VARIABLE AND/OR FIXED ACCUMULATION
VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

Form No. 40041 08-05	NQ/IRA

Table of Contents

Section		Page
1	Definitions........................................................................................	3
2	The Contract....................................................................................	5
3	Purchase Payments.........................................................................	5
4	Fixed Account..................................................................................	6
5	Variable Account..............................................................................	7
6	Reallocations of Contract Value.........................................................	10
7	Withdrawals.....................................................................................	11
8	Annuity Benefits...............................................................................	12
9	General Provisions............................................................................	29
10	Payments at Death...........................................................................	30
11	Amendment and Disclaimer...............................................................	32
12	Termination......................................................................................	32
13	If Your Contract Is an IRA..................................................................	33
14	If Your Contract Is a ROTH IRA..........................................................	36

	Additional benefits, if any, are listed on the Contract Data Page.

Form No. 40041 08-05                                                                                       NQ/IRA

CONTRACT DATA PAGE

INDIVIDUAL DEFERRED RETIREMENT
ANNUITY CONTRACT

Purchase Payments
Minimum Initial Purchase Payment		$25,000.00
Minimum Subsequent Purchase Payment		$5,000.00

Contract Charges
Mortality Risk Charge:	.85% of the daily net asset value
Expense Risk Charge:	.40% of the daily net asset value
Administrative Charge:	.15% of the daily net asset value
Product Charge:	.15% of average daily Variable Account Contract Value (charged monthly)
Annual Contract Charge:	$30

Separate Account
Variable Annuity Account [N]

                                                                     Owner: [JOHN DOE]
                                                                     Owner: [MARY DOE]
                                                               Issue Date: [02/01/2004]
                                                            Contract No.: [123456]
Fixed Account Guaranteed Minimum Interest Rate: [1-3%]
                                                                Annuitant: [JIMMY DOE]
                                                                Annuitant: [DEBBIE DOE]

Form No. 40041 08-05	NQ/IRA

Section 1 - Definitions
Accumulation Unit. A unit of measure used to determine the Variable Account Contract Value.
Annuitant(s). The person whose life determines the annuity payouts payable under the contract at the Start
Date. You are the Annuitant(s) unless you designate someone else to be the Annuitant(s).
Annuity Payout Date. The first business day of any calendar month in which a Fixed or Variable Annuity
Payout is made under the contract.
Annuity Unit. A unit of measure used to determine the amount of a Variable Annuity Payout after the first annuity payout.
Beneficiary. The person(s) entitled to receive any payments after your death as determined under Section
10.
Code. The Federal Internal Revenue Code of 1986 (IRC), as amended.
Contingent Beneficiary. The person(s) you name to become the Beneficiary if the primary Beneficiary would have been entitled to receive payments after your death pursuant to Section 10, but is not alive at your death.
Contract Anniversary. The same day and month as the Issue Date each year that this contract remains in force.
Contract Earnings. On any Valuation Date, the Contract Value,
1.	Plus the aggregate Purchase Payments withdrawn up to that date,
2.	Less the aggregate Purchase Payments made up to that date.

Contract Value. The sum of the Fixed Account Contract Value (as defined in Section 4D), plus the Variable
Account Contract Value (as defined in Section 5D) on a Valuation Date.
Contract Year. Each 12-month period starting with the Issue Date and each Contract Anniversary after that.
Dollar Cost Averaging. An investment strategy whereby you purchase fixed dollar amounts of an investment at regular intervals, regardless of price.
Fixed Account. One or more accounts under this contract that guarantee both principal and interest. The
Fixed Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.
Fixed Account Guaranteed Minimum Interest Rate. The interest rate credited to the Fixed Account shall never be less than the Fixed Account Guaranteed Minimum Interest Rate shown on the Contract Data Page.
We may credit excess interest at our complete discretion.
Fixed Annuity Payout. A series of periodic payments to the Payee which do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General Account.
Fund. Any open-end management investment company (or portfolio thereof) or any unit investment trust (or series thereof).
General Account. Our assets other than those allocated to the Variable Account or any other separate account.

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Home Office. ReliaStar Life Insurance Company at our Home Office in Minneapolis, Minnesota.
Irrevocable Beneficiary. The Irrevocable Beneficiary cannot be removed as Beneficiary without his or her consent.
The Irrevocable Beneficiary must also consent to any full or partial withdrawal, or ownership change, that the
Owner wishes to make.
Issue Date. The effective date of the contract shown on the Contract Data Page.
Owner(s) (you, your). The person(s) named on the Application and the Contract Data Page to hold this contract and to exercise all rights and privileges under it.
The first Owner listed on the Contract Data Page will be the person designated to receive all correspondence, notices and forms we are required to send out under the Code.
Any Owners own the contract equally. Any request that affects the contract must be signed by both the
Owners.
Payee. The person to receive payments under a Fixed or Variable Annuity Payout.
Purchase Payments. These include single lump sum, rollover, and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.
Service Center. ReliaStar Life Insurance Company at our administrative office in Minot, North Dakota.
Start Date. The date on which the entire Contract Value is used to purchase a Fixed and/or Variable Annuity
Payout. Unless you tell us otherwise in writing, the Start Date will be the first day of the month in which the
Annuitant reaches age 85.
If the Start Date is earlier than the date on which you reach age 59 1/2, you may be subject to tax penalties unless you meet a permitted exception.
Sub-Account. A subdivision of the Variable Account. Each Sub-Account's assets are invested exclusively in one of the Funds.
Valuation Date. The date and time at which Accumulation Unit Values and Annuity Unit Values of a Sub-
Account are calculated. Currently, this calculation is made after the close of business of the New York Stock
Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.
The Valuation Date may be revised as needed in accordance with applicable federal securities laws and regulations.
Valuation Period. The time between a Valuation Date and the next Valuation Date.
Variable Account. An account that buys and holds shares of the Funds through its Sub-Accounts.
Variable Annuity Payout. A series of periodic payments to the Payee varying in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.
we, us, our. ReliaStar Life Insurance Company at its Home Office in Minneapolis, Minnesota and its
administrative office in Minot, North Dakota.
written, in writing. A written request or notice signed, dated, and received at an address designated by us in a form we accept. You may ask us for the forms.

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Section 2 - The Contract
A.		The Contract
The entire contract is the contract, the Contract Data Page, the application, and any attached endorsements.
Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.
Only statements found in the attached application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.
B.		Modification of Contract
Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.

Section 3 - Purchase Payments
A.		General
Purchase Payments must be in cash or a cash equivalent and are payable at our Service Center.
Subject to Section 13C, you may make Purchase Payments at any time before the Start Date while the contract is in force.
The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page.
On a non-discriminatory basis, we may choose not to accept an additional Purchase Payment if:
	1.	It is less than a minimum lump sum Purchase Payment of $5,000;
	2.	The additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds
$1,000,000; or
	3.	Due to market conditions and/or financial risk to us.
B.		Allocation of Purchase Payments
You specified the initial allocation of Purchase Payments on your application for this contract. The allocation of future Purchase Payments will remain the same unless you change it.
You may change the percentage allocation between or among available Sub-Accounts and the Fixed
Accounts at any time by giving us written notice.
The change is subject to any limitations on the number of Funds available through each contract.
Changes in the allocation will not be effective until the date we receive your notice and will only affect
Purchase Payments we receive after that date.
The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%.
Reallocations of the Contract Value are governed by Section 6 and are subject to the Frequent Trading
Restrictions as described in Section 9E.
C.		Right to Cancel Procedure for States Requiring Refund of Purchase Payments
For contracts issued in states that require a refund of all Purchase Payments made, we will credit the initial
Purchase Payment to a money market Sub-Account during the right to cancel period, plus five calendar days.
If you cancel your contract within the right to cancel period shown on the cover page, we will refund all
Purchase Payments made or the Contract Value, whichever is greater. If you choose to keep the contract, the Purchase Payments will then be allocated among the investment options you selected.

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Section 4 - Fixed Account
A.	General
The Fixed Account consists of Fixed Accounts A and C. On a non-discriminatory basis, we reserve the right to close Fixed Account A and/or C to new Purchase Payments and reallocations of amounts from the Sub-
Accounts into Fixed Account A.
Purchase Payments allocated, and Contract Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.
The rate will never be less than the Fixed Account Guaranteed Minimum Interest Rate shown on the Contract
Data Page.
B.	Interest Crediting
	1.	General
We may credit interest in excess of the Fixed Account Guaranteed Minimum Interest Rate shown on the Contract Data Page.
	2.	Interest Rate in Effect
Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.
All amounts in the Fixed Account, after the end of the year referenced above, are credited with excess interest at the rates in effect for the then current 12-month period.
There may be more than one interest rate in effect at any time for Fixed Accounts A or C.
The interest rate for Fixed Account C may be higher than Fixed Account A.
	3.	Factors Determining Interest Rate
Interest rates are set at our complete discretion and consider many factors, including, but not limited to investment yield rates, taxes, Fixed Account Guaranteed Minimum Interest Rate, contract persistency, desired profit margin, and other experience and competitive factors.
	4.	Timing of Interest Crediting
We will credit interest to the Fixed Account Contract Value beginning on the date we receive your
Purchase Payment or reallocation until it is withdrawn or otherwise reallocated.
Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.
C.	Fixed Account C
Fixed Account C is provided as a vehicle for Dollar Cost Averaging to the Sub-Accounts. It allows for automatic transfers of amounts at regular intervals from Fixed Account C to one or more Sub-Accounts in the
Variable Account.
D.	Fixed Account Contract Value
The Fixed Account Contract Value on any Valuation Date is:
	1.	The sum of your Purchase Payment(s) allocated to Fixed Accounts A and C;
	2.	Plus any reallocations from the Variable Account to Fixed Account A;
	3.	Plus interest credited to Fixed Accounts A and C;
	4.	Less any previous partial withdrawals, amounts applied to purchase partial annuity payouts, and the
Annual Contract Charge(s) applied to the Fixed Account;

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	5.	Less any previous reallocations to the Variable Account; and
	6.	Less premium tax deducted, if any.

Section 5 - Variable Account
A.	General
The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust, under the Investment Company Act of 1940.
We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.
The portion of the assets of the Variable Account equal to the reserves, and other contract liabilities of the
Variable Account, are not chargeable with liabilities from any other business that we may conduct.
The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.
B.	Sub-Accounts
The Variable Account is divided into Sub-Accounts, some of which are available under the contract. Each
Sub-Account that is available under this contract invests in shares of a Fund.
Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.
We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.
The Fund prospectuses define the net asset value and describe the Funds.
The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.
We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.
C.	Accumulation Units
Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the
Variable Account will be credited in the form of Accumulation Units.
To find the number of Accumulation Units:
	1.	Divide the amount of the Purchase Payment allocated to or any amount reallocated to the Sub-
Account;
	2.	By the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.
To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:
	1.	Divide the amount withdrawn or reallocated;
	2.	By the Accumulation Unit value, on the next Valuation Date.
Each Accumulation Unit value was set at $10 when the Sub-Account first purchased investment shares.
Subsequent values on any Valuation Date are equal to:
	1.	The previous Accumulation Unit value;
	2.	Multiplied by the net investment factor for that Sub-Account for the Valuation Date.

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D.	Variable Account Contract Value
The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each
Sub-Account is equal to:
	1.	The number of Accumulation Units;
	2.	Multiplied by the Accumulation Unit value.
The Variable Account Contract Value will vary from Valuation Date to Valuation Date.
E.	Net Investment Factor
The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.
If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.
The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:
	1.	Is the net result of:
		a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the current Valuation Period;
		b.	Plus the per share amount of any dividend or capital gain distributions made on the Fund shares held in the Sub-Account during the current Valuation Period;
		c.	Plus a per share credit; or
		d.	Less a per share charge for any taxes reserved which we determine to have resulted from the operations of the Sub-Account and to be applicable to this contract.
	2.	Is the net result of:
		a.	The net asset value per share of the Fund shares held in the Sub-Account, determined at the end of the last prior Valuation Period;
		b.	Plus a per share credit; or
		c.	Less a per share charge for any taxes reserved for the last prior Valuation Period which we determine to have resulted from the investment operations of the Sub-Account and to be applicable to this contract.
	3.	Is a daily factor representing the Mortality Risk Charge, the Expense Risk Charge, and the
Administrative Charge adjusted for the number of days in the period. The charges are shown on an annual basis on the Contract Data Page.
F.	Mortality Risk Charge
The Mortality Risk Charge pays us for assuming the mortality risk under this contract.
This charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page.
G.	Expense Risk Charge
The Expense Risk Charge pays us for guaranteeing that we will not increase the Annual Contract Charge or the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.
This Expense Risk Charge is included in the calculation of the net investment factor. It is shown on the
Contract Data Page.

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H.	Administrative Charge and Annual Contract Charge
The Administrative Charge and the Annual Contract Charge shown on the Contract Data Page pay us for the administrative expenses of the contract.
The Administrative Charge is included in the calculation of the net investment factor.
The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary before the Start Date.
We make the deduction from the Fixed Account and the Variable Account on a basis that reflects each account's proportionate percentage of the Contract Value.
If you request a full withdrawal of this contract on other than the Contract Anniversary, the Annual Contract
Charge will be deducted at the time of the withdrawal.
I.	Product Charge
The Product Charge is the fee charged to offset the absence of a withdrawal charge on this contract. It is equal to an annual rate of 0.15% of your average daily Variable Account Contract Value. The Product Charge is charged monthly.
The Product Charge is deducted from the Variable Account Sub-Accounts in proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of deduction.
If there is no Variable Account Contract Value as of the date of the deduction, the deduction will be made from the Fixed Account Contract Value in proportion to each account's proportionate percentage of Fixed
Account Contract Value.
If there is no Variable Account Contract Value during the entire month prior to the date of the deduction, no
Product Charge will be deducted for that month.
J.	Reserved Rights
We reserve the right, if permitted by applicable law, to:
	1.	Create new variable accounts;
	2.	Combine variable accounts, including the Variable Account;
	3.	Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract
Owners at our discretion;
	4.	Substitute shares of one Fund for another;
	5.	Reallocate assets of the Variable Account, which we determine to be associated with the class of contracts to which this contract belongs, to another variable account.
(If this type of reallocation is made, the term "Variable Account" as used in this contract will then mean the variable account to which the assets were reallocated);
	6.	De-register the Variable Account under the Investment Company Act of 1940, if registration is no longer required;
	7.	Make any changes required by the Investment Company Act of 1940;
	8.	Operate the Variable Account as a management investment company under the Investment Company
Act of 1940, or any other form permitted by law;
	9.	Restrict or eliminate any voting privileges of contract Owners or other persons who have voting privileges as to the Variable Account; and

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	10.		Waive the Annual Contract Charge if the Contract Value meets specified conditions, for example if the
Contract Value exceeds $50,000.
We reserve the right to reinstate the Annual Contract Charge if the Contract Value falls below $50,000.
K.	Redemption Fees
If applicable, we may deduct the amount of any redemption fees imposed by Funds as a result of withdrawals, transfers or other transactions initiated by an Owner, Beneficiary or Payee.

Section 6 - Reallocations of Contract Value
A.	General
Reallocations of Contract Values are subject to Frequent Trading Restrictions (see Section 9E).
You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the
Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations.
Subject to the restrictions in Sections 6B and 6C, we make a reallocation:
	1.		On the next Valuation Date after we receive your written instructions requesting the reallocation; or
	2.		As of a Valuation Date you request which occurs thereafter.
To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts as directed in your request. Reallocations are subject to the availability of
Sub-Accounts.
On a non-discriminatory basis, we reserve the right to:
	1.		Impose a charge of up to $25 for each reallocation of Contract Value;
	2.		Establish minimum and maximum amounts for reallocations; and
	3.		Reallocate the entire Contract Value remaining in a Sub-Account or any Fixed Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.
Allocation of Purchase Payments is governed by Section 3.
B.	Reallocations from Fixed Account
Before the Start Date, Fixed Account A Contract Value may be reallocated at any time to the Variable
Account.
C.	Fixed Account C Reallocations
	1.		Requirements
Reallocations from Fixed Account C to the Variable Account must begin within 30 days from receipt of the Purchase Payment. They will be in substantially equal payments over a period of 12 months.
You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.
Only one reallocation of Fixed Account C will take place at any one time.
If additional Purchase Payment(s) are received for allocation to Fixed Account C:
		a.	The balance of Fixed Account C will be adjusted to reflect the subsequent payment(s); and
		b.	Reallocations will be recalculated based on the number of months remaining in the original 12-
month period.

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Reallocations from Fixed Account A or the Variable Account, to Fixed Account C are prohibited.
Reallocations from Fixed Account C to Fixed Account A are prohibited. No withdrawals are available from Fixed Account C unless you request a full withdrawal of the Contract Value.
	2.	Reallocation Date
Reallocations from Fixed Account C will be transferred any time before the 29th day of each month.
You may tell us in writing the date you want the reallocation to occur.
	3.	Discontinuing Reallocations from Fixed Account C
If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated as directed by you.
D.		All Other Reallocations
Before the Start Date, you may make a written request to reallocate all or part of a Sub-Account's
Accumulation Units to other Sub-Accounts or to Fixed Account A.
To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts, or reallocated to Fixed Account A or as directed in your request.
Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.
Reallocations will be effective as of the next Valuation Date following our receipt of a reallocation request in a manner acceptable to us at our Service Center. All reallocations are subject to Frequent Trading Restrictions.
No reallocations to or from Fixed Accounts A or C may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.

Section 7 - Withdrawals
A.		General
You may request a full or partial withdrawal by sending us a written request.
We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract
Value on the date the withdrawal is taken.
The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request. This amount, less any charges, will normally be sent to you within seven days of our receipt of your written request.
By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request after making written request and receiving written approval of the Insurance
Commissioner.
Any annuity payout, cash surrender or death benefit available under the Contract will not be less than the minimum benefits required by any statute in the state in which this Contract is delivered.
B.		Full Withdrawal
For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:
	1.	Withdrawal value equals Contract Value;
	2.	Less Annual Contract Charge.
We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

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Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section
12A, and we have no further obligation.
C.		Partial Withdrawal
You may withdraw a portion of the Contract Value. For a partial withdrawal, we calculate the withdrawal value this way:
Withdrawal value equals Contract Value withdrawn.
On a non-discriminatory basis, we reserve the right to:
	1.	Impose a charge not to exceed $25 for each partial withdrawal; and
	2.	Limit the number of partial withdrawals you may make.
Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 7D. Following a partial withdrawal, the remaining Contract Value must be at least
$25,000.
No partial withdrawals are available from Fixed Account C.
D.		Systematic Withdrawals
You may make a written request to automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations.
The minimum amount of each systematic withdrawal may not be less than $100.
Systematic withdrawals will end:
	1.	When the election amount eligible for withdrawal falls below $100;
	2.	When the contract ends due to election of an annuity payout, full withdrawal of the contract, or death of any Owner; or
	3.	You give us written notice to end this option.
No systematic withdrawals are available from Fixed Account C.
E.		Federal Taxes
Some or all of the withdrawal may be income on which you must pay tax.
We may also be required to withhold taxes from amounts otherwise payable.
In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

Section 8 - Annuity Benefits
A.		Application of Contract Value
Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout or a Variable Annuity Payout. The portion of the Contract Value we apply will be considered a partial withdrawal for the purposes of calculating the death benefit.
If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value of the amount to be annuitized in a lump sum.
We reserve the right to deduct premium taxes, if applicable, and other state or federal taxes from the Contract
Value on any Annuity Payout Date, as required by law.

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B.	Annuity Payout Options

You may select an annuity payout by sending us a written request. We must receive your request at least thirty (30) days before the annuity payout is scheduled to begin. If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age eighty-five (85), unless we are notified otherwise in writing.

The following options are available for annuity payouts:

Annuity Payout Option 1.
Life Income for One Annuitant
This option provides payments for the life of the Annuitant. If a fixed period certain is chosen, the period for which we guarantee annuity payments must be at least five years and no more than 30 years. The maximum guarantee period may not be longer than the life expectancy of the Annuitant. If the Annuitant dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section
8J.

If this option is elected, the Owner or Beneficiary, as applicable, must also choose one of the following:

	a.	Payments cease at the death of the Annuitant; or

	b.	Payments are guaranteed for a period within the range of five to 30 years; or

	c.	Fixed-only cash refund: at the death of the Annuitant, the beneficiary under this option receives a lump-
sum payment in an amount equal to the amount applied to the annuity (minus any applicable premium tax), minus the amount of payments made.

Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the annuity option is chosen (if permitted by the Code).

For each $1,000 of Contract Value applied, the Annuity Payout Option 1 Tables on pages 17 to 19 show the guaranteed minimum rate for each installment under a Fixed Annuity Payout at 1.5%, and the rate used to determine the first installment under a Variable Annuity Payout using an assumed interest rate of 3.5% and an assumed interest rate of 5%. The rate depends upon:

	1.	The period chosen; and

	2.	The Annuitant's sex and adjusted age on his/her birthday nearest the date the first installment is due.

Annuity Payout Option 2.
Life Income for Two Annuitants
This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this option is elected, the Owner or Beneficiary, as applicable, must also choose one of the following:

	a.	100% of the payment amount to continue after the first death; or

	b.	66 2/3% of the payment amount to continue after the first death; or

	c.	50% of the payment amount to continue after the first death; or

	d.	100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period within the range of five to 30 years; or

	e.	100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

	f.	100% of the fixed-only payment amount to continue after the first death with a cash refund to the beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity (minus any applicable premium tax), minus the amount of payments made.

Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the annuity option is chosen (if permitted by the Code).

Form No. 40041 08-05	13	NQ/IRA

For each $1,000 of Contract Value applied, the Annuity Payout Option 2 Tables on pages 20 to 25 show the guaranteed minimum rate for each installment at various ages under a Fixed Annuity Payout at 1.5%, and the rate used to determine the first installment under a Variable Annuity Payout using an assumed interest rate of
3.5% and an assumed interest rate of 5%.

Annuity Payout Option 3.
Payments for a Stated Period
We will pay the proceeds in equal installments over a minimum length of time of five (5) years. The maximum length of time that we will pay equal installments is thirty (30) years, but may not be longer than the life expectancy of the Annuitant. If payments for this option are under a Variable Annuity Payout, the present value of any remaining payments may be withdrawn at any time. Annuity Payout Option 3 Tables are shown on pages 26 to 28.

We may pay the proceeds under another annuity payout option that we may offer. Contact us for details.

C.	Change of Annuity Payout Date

The first Annuity Payout Date must be at least 12 months after the Issue Date and is the first business day of the first calendar month in which an annuity payout will be made to you. You may change the date an annuity payout is scheduled to begin, including the Start Date, by giving us at least thirty (30) days written notice.

D.	Payments

Annuity payments will be made monthly unless we agree to a different payment schedule. We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least
$100 per month or $500 per year. We reserve the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1,
1993.

To calculate the first payment of a variable annuity or the guaranteed payments for a fixed annuity, we will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age. The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day annuity payments begin, reduced as follows:

	1.	Reduced by two years for payments beginning on or before December 31, 2009;

	2.	Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

If a fixed annuity is elected, we will use the applicable current settlement option rates if they will provide higher fixed annuity payments.

E.	Fixed Annuity Payouts

The dollar amount of all payments is fixed during the entire period of annuity payments according to the provisions of the annuity payout option selected.

Guaranteed minimum Annuity Payout Option 1 and 2 rates for annuity payouts are based upon one-and-a-
half percent (1.5%) yearly interest and sex distinct rates derived from 1983 Table a. Guaranteed minimum
Annuity Payout Option 3 rates for annuity payouts are based upon one-and-a-half percent (1.5%) yearly interest.

Other annuity payout rates may be available, but rates will never be less than those shown for fixed annuity payments in the Annuity Payout Option 1, 2 and 3 Tables. Contact us for details.

F.	Variable Annuity Payouts

If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

	1.	After the first payment, are not predetermined or guaranteed as to dollar amount; and

Form No. 40041 08-05	14	NQ/IRA

	2.	Vary in amount with the investment experience of the Sub-Accounts.
Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.
The Reallocations among Sub-Accounts before the Start Date are governed by Section6.
G.	Determination of the First Variable Annuity Payment
If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:
	1.	On the Valuation Date immediately preceding the tenth business day before payouts begin; and
	2.	In accordance with the annuity payout option chosen.
The amount payable for the first payment for each $1,000 so applied under annuity payout options one, two, and three based upon an assumed interest rate of 3.5% and an assumed interest rate of 5%, are shown in the tables at the end of this section.
H.	Variable Annuity Payouts After the First Annuity Payout
Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payouts is determined as follows:
	1.	The dollar amount of the first Variable Annuity Payout is divided by the Annuity Unit value as of the
Valuation Date immediately preceding the tenth business day before the payouts begin. This result establishes the number of Annuity Units for each monthly annuity payout after the first payout. This number of Annuity Units remains fixed during the annuity payout period.
	2.	The fixed number of Annuity Units is multiplied by the Annuity Unit value as of the Valuation Date immediately preceding the tenth business day before the date the payout is due. The result establishes the dollar amount of the payout.
We guarantee the dollar amount of each payment after the first will not be affected by variations in mortality and expense experience.
I.	Annuity Unit Values
For each Sub-Account, the Annuity Unit value for any Valuation Period is equal to:
	1.	The net investment factor for the Valuation Period for which the Annuity Unit value is being calculated
(see Section 5E); multiplied by
	2.	The Annuity Unit value for the preceding Valuation Period; multiplied by
	3.	The daily factor to reflect the assumed annual interest rate adjusted for the number of days in the
Valuation Period. The daily factor for an assumed annual interest rate of 5% is 0.9998663; for 3.5% it is 0.9999058.
The dollar value of an Annuity Unit value and the amount of a variable annuity payment may increase or decrease due to investment gain or loss.
We will not change the payment amount due to changes in mortality and expense results.
J.	Payment of Present Value
If an Annuitant(s) dies, any remaining guaranteed payments continue to the beneficiary named under the annuity option. Payments are made at least as rapidly as provided by the option in effect at the death of the
Annuitant. Annuity payments to a Beneficiary may not extend beyond (1) the life of the Beneficiary, or (2) any period certain greater than the Beneficiary's life expectancy as determined by the Code.

Form No. 40041 08-05	15	NQ/IRA

The Beneficiary may also elect a lump-sum payment equal to the present value of any remaining guaranteed payments.

The interest rate used to determine the first annuity payment is used to calculate the present value. The present value is determined as of the next Valuation Date following our receipt of acceptable proof of death and a written claim for the death benefit.

Unless restricted by the Owner, if the Beneficiary dies while receiving payments, the present value of any remaining guaranteed payments is paid in a lump sum to the Beneficiary's beneficiary or to the Beneficiary's estate.

K.	Exchange of Annuity Units

After a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units.
The request must be expressed as a percentage of the allocation among the Variable Sub-Accounts on which the variable payment is based. We reserve the right to restrict these reallocations to no more than twelve each calendar year. Reallocations are effective as of the next Valuation Date following our receipt of a reallocation request in a manner acceptable to us at our Service Center. All reallocations are subject to
Frequent Trading Restrictions (see Section 9E).

Once annuity payouts start, no exchanges may be made to or from any fixed annuity.

Form No. 40041 08-05	16	NQ/IRA

Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%

Payments Guaranteed for a Stated Period of Months

Adjusted Age of Annuitant	None		60		120		180		240
	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73	$ 3.42 3.50 3.58 3.67 3.76 3.86 3.96 4.06 4.18 4.30 4.43 4.56 4.71 4.86 5.03 5.20 5.39 5.58 5.79 6.01 6.24 6.49 6.75 7.03 7.32 7.62	$ 3.08 3.14 3.21 3.28 3.35 3.43 3.51 3.60 3.69 3.79 3.90 4.01 4.12 4.25 4.38 4.52 4.67 4.83 5.00 5.18 5.38 5.59 5.81 6.05 6.31 6.59	$ 3.40 3.48 3.55 3.64 3.72 3.81 3.91 4.01 4.11 4.23 4.34 4.47 4.60 4.73 4.87 5.02 5.17 5.33 5.50 5.67 5.84 6.02 6.20 6.39 6.57 6.76	$ 3.07 3.13 3.20 3.26 3.34 3.41 3.49 3.58 3.67 3.76 3.86 3.96 4.07 4.19 4.31 4.44 4.57 4.72 4.87 5.03 5.19 5.37 5.55 5.74 5.93 6.14	$ 3.36 3.43 3.50 3.57 3.65 3.73 3.82 3.91 4.00 4.09 4.19 4.29 4.39 4.49 4.60 4.71 4.81 4.92 5.03 5.13 5.23 5.33 5.43 5.52 5.60 5.68	$ 3.05 3.11 3.17 3.24 3.31 3.38 3.45 3.53 3.61 3.70 3.79 3.88 3.97 4.07 4.18 4.29 4.40 4.51 4.62 4.74 4.86 4.98 5.10 5.21 5.32 5.43	$ 3.29 3.35 3.41 3.48 3.54 3.61 3.68 3.75 3.82 3.89 3.96 4.03 4.09 4.16 4.23 4.29 4.35 4.41 4.46 4.51 4.55 4.60 4.63 4.66 4.69 4.72	$ 3.02 3.07 3.13 3.19 3.25 3.32 3.38 3.45 3.52 3.59 3.67 3.74 3.82 3.90 3.97 4.05 4.12 4.20 4.27 4.34 4.40 4.46 4.51 4.56 4.61 4.65

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	17	NQ/IRA

Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%

Payments Guaranteed for a Stated Period of Months

Adjusted Age of Annuitant	None		60		120		180		240
	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 4.56 4.64 4.72 4.80 4.89 4.99 5.09 5.20 5.32 5.44 5.57 5.71 5.86 6.02 6.20 6.38 6.58 6.79 7.02 7.26 7.52 7.80 8.09 8.41 8.75 9.12	$ 4.20 4.26 4.32 4.39 4.46 4.54 4.62 4.71 4.80 4.90 5.00 5.11 5.23 5.36 5.49 5.64 5.79 5.95 6.13 6.32 6.53 6.75 6.99 7.26 7.54 7.85	$ 4.55 4.62 4.70 4.79 4.87 4.97 5.07 5.17 5.29 5.41 5.53 5.67 5.81 5.97 6.13 6.31 6.49 6.69 6.89 7.11 7.35 7.59 7.85 8.12 8.41 8.71	$ 4.19 4.25 4.32 4.38 4.46 4.53 4.61 4.70 4.79 4.88 4.99 5.09 5.21 5.33 5.46 5.60 5.75 5.91 6.08 6.26 6.45 6.66 6.89 7.13 7.39 7.66	$ 4.51 4.58 4.66 4.74 4.82 4.91 5.00 5.10 5.20 5.31 5.42 5.54 5.66 5.79 5.93 6.07 6.22 6.38 6.53 6.70 6.86 7.03 7.21 7.38 7.55 7.73	$ 4.18 4.24 4.30 4.36 4.43 4.50 4.58 4.66 4.75 4.84 4.93 5.03 5.14 5.25 5.37 5.49 5.63 5.76 5.91 6.06 6.23 6.39 6.57 6.75 6.94 7.13	$ 4.45 4.51 4.58 4.65 4.73 4.80 4.88 4.96 5.05 5.14 5.23 5.32 5.42 5.51 5.61 5.71 5.81 5.91 6.01 6.11 6.20 6.29 6.38 6.46 6.53 6.61	$ 4.15 4.21 4.26 4.32 4.39 4.46 4.53 4.60 4.68 4.76 4.84 4.93 5.02 5.11 5.21 5.31 5.41 5.52 5.63 5.74 5.85 5.96 6.07 6.17 6.28 6.38	$ 4.36 4.42 4.48 4.53 4.59 4.65 4.72 4.78 4.84 4.91 4.97 5.03 5.09 5.16 5.21 5.27 5.32 5.38 5.42 5.47 5.51 5.54 5.57 5.60 5.63 5.65	$ 4.11 4.16 4.21 4.27 4.32 4.38 4.44 4.50 4.57 4.63 4.70 4.77 4.84 4.91 4.98 5.05 5.12 5.18 5.25 5.31 5.37 5.42 5.47 5.51 5.55 5.59

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	18	NQ/IRA

Option 1: Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%

Payments Guaranteed for a Stated Period of Months

Adjusted Age of Annuitant	None		60		120		180		240
	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 5.48 5.55 5.63 5.71 5.80 5.89 5.99 6.10 6.21 6.33 6.46 6.60 6.75 6.91 7.09 7.27 7.47 7.68 7.91 8.15 8.41 8.69 8.99 9.31 9.65 10.02	$ 5.12 5.17 5.23 5.30 5.37 5.44 5.52 5.60 5.69 5.79 5.89 6.00 6.11 6.23 6.37 6.51 6.66 6.82 7.00 7.19 7.39 7.62 7.86 8.12 8.41 8.72	$ 5.46 5.53 5.61 5.69 5.77 5.86 5.96 6.06 6.17 6.29 6.41 6.55 6.69 6.84 7.00 7.18 7.36 7.55 7.76 7.98 8.21 8.45 8.70 8.97 9.26 9.55	$ 5.11 5.17 5.23 5.29 5.36 5.43 5.51 5.59 5.67 5.77 5.87 5.97 6.08 6.20 6.33 6.46 6.61 6.76 6.93 7.11 7.30 7.51 7.73 7.97 8.23 8.50	$ 5.41 5.48 5.55 5.62 5.70 5.79 5.87 5.97 6.06 6.17 6.28 6.39 6.51 6.64 6.77 6.91 7.05 7.20 7.35 7.51 7.67 7.83 8.00 8.16 8.33 8.50	$ 5.09 5.14 5.20 5.26 5.33 5.39 5.47 5.54 5.62 5.71 5.80 5.90 6.00 6.10 6.22 6.34 6.46 6.60 6.74 6.89 7.04 7.21 7.38 7.55 7.73 7.92	$ 5.34 5.40 5.46 5.53 5.60 5.67 5.74 5.82 5.90 5.98 6.06 6.15 6.24 6.33 6.42 6.52 6.61 6.70 6.80 6.89 6.97 7.06 7.14 7.21 7.29 7.35	$ 5.06 5.11 5.16 5.22 5.27 5.34 5.40 5.47 5.54 5.61 5.69 5.77 5.86 5.95 6.04 6.13 6.23 6.33 6.43 6.54 6.64 6.74 6.85 6.95 7.04 7.14	$ 5.24 5.29 5.34 5.40 5.45 5.51 5.56 5.62 5.68 5.74 5.79 5.85 5.91 5.96 6.02 6.07 6.12 6.16 6.21 6.25 6.28 6.32 6.35 6.37 6.39 6.41	$ 5.01 5.05 5.10 5.15 5.20 5.25 5.31 5.37 5.42 5.48 5.55 5.61 5.67 5.73 5.80 5.86 5.92 5.99 6.04 6.10 6.15 6.20 6.25 6.29 6.33 6.36

Rates are based on mortality from 1983 Table a.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	19	NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 2.89 3.08 3.28 3.20 3.46 3.71 3.60 3.95 4.30 4.15 4.64 5.13 4.92 5.61 6.30	$ 3.23 3.43 3.66 3.62 3.90 4.20 4.15 4.52 4.94 4.86 5.39 5.99 5.84 6.62 7.50	$ 3.43 3.64 3.89 3.88 4.16 4.50 4.48 4.87 5.34 5.30 5.86 6.55 6.45 7.28 8.29	$ 2.88 3.08 3.28 3.19 3.45 3.71 3.60 3.94 4.28 4.14 4.60 5.06 4.86 5.48 6.04	$ 3.31 3.43 3.55 3.72 3.89 4.05 4.27 4.51 4.73 5.03 5.37 5.69 6.08 6.57 7.03

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05                                                 20                                            NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 2.95 3.08 3.20 3.28 3.46 3.60 3.71 3.95 4.15 4.30 4.64 4.92 5.13 5.61 6.00	$ 3.26 3.43 3.62 3.66 3.90 4.14 4.20 4.52 4.86 4.94 5.39 5.84 5.99 6.62 7.25	$ 3.43 3.64 3.88 3.89 4.16 4.48 4.50 4.87 5.30 5.34 5.86 6.45 6.55 7.28 8.09	$ 2.95 3.08 3.19 3.28 3.45 3.60 3.71 3.94 4.14 4.28 4.60 4.86 5.06 5.48 5.79	$ 3.18 3.25 3.32 3.57 3.67 3.75 4.08 4.22 4.34 4.80 5.00 5.16 5.82 6.12 6.34

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	21	NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 3.97 4.16 4.34 4.27 4.51 4.76 4.66 4.99 5.34 5.19 5.67 6.16 5.95 6.64 7.33	$ 4.35 4.54 4.76 4.73 4.99 5.29 5.25 5.61 6.03 5.97 6.49 7.10 6.96 7.73 8.62	$ 4.56 4.76 5.00 5.00 5.27 5.60 5.61 5.99 6.46 6.44 6.99 7.68 7.61 8.43 9.45	$ 3.97 4.15 4.34 4.26 4.50 4.75 4.65 4.98 5.31 5.17 5.62 6.07 5.87 6.48 7.02	$ 4.42 4.54 4.64 4.83 4.98 5.13 5.39 5.60 5.81 6.14 6.47 6.77 7.20 7.68 8.13

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	22	NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Interest Rate of 3.5%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.03 4.16 4.27 4.34 4.51 4.66 4.76 4.99 5.19 5.34 5.67 5.95 6.16 6.64 7.04	$ 4.36 4.54 4.73 4.76 4.99 5.25 5.29 5.61 5.97 6.03 6.49 6.96 7.10 7.73 8.39	$ 4.55 4.76 5.00 5.00 5.27 5.61 5.60 5.99 6.44 6.46 6.99 7.61 7.68 8.43 9.29	$ 4.03 4.15 4.26 4.34 4.50 4.65 4.75 4.98 5.17 5.31 5.62 5.87 6.07 6.48 6.79	$ 4.27 4.34 4.40 4.65 4.74 4.82 5.16 5.30 5.41 5.88 6.07 6.23 6.90 7.19 7.42

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	23	NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.88 5.04 5.21 5.15 5.37 5.61 5.52 5.83 6.17 6.04 6.49 6.97 6.77 7.45 8.14	$ 5.26 5.44 5.65 5.63 5.87 6.16 6.14 6.49 6.90 6.84 7.35 7.96 7.84 8.60 9.49	$ 5.48 5.66 5.89 5.91 6.16 6.49 6.51 6.87 7.33 7.34 7.87 8.56 8.51 9.33 10.35	$ 4.88 5.04 5.21 5.14 5.37 5.60 5.51 5.82 6.13 6.00 6.44 6.87 6.68 7.27 7.80	$ 5.34 5.43 5.53 5.73 5.86 6.01 6.28 6.47 6.67 7.03 7.33 7.62 8.08 8.55 8.98

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	24	NQ/IRA

Option 2: Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Interest Rate of 5.0%

Adjusted Ages		Option 2a	Option 2b	Option 2c	payments guaranteed 10 years Option 2d	Option 2e
Annuitant	Second Annuitant
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$ 4.93 5.04 5.15 5.21 5.37 5.52 5.61 5.83 6.04 6.17 6.49 6.77 6.97 7.45 7.86	$ 5.27 5.44 5.63 5.65 5.87 6.14 6.16 6.49 6.84 6.90 7.35 7.84 7.96 8.60 9.28	$ 5.46 5.66 5.91 5.89 6.16 6.51 6.49 6.87 7.34 7.33 7.87 8.51 8.56 9.33 10.20	$ 4.93 5.04 5.14 5.21 5.37 5.51 5.60 5.82 6.00 6.13 6.44 6.68 6.87 7.27 7.57	$ 5.17 5.23 5.29 5.53 5.62 5.70 6.03 6.15 6.27 6.73 6.91 7.07 7.75 8.04 8.27

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Female and the Second Annuitant is Male.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40041 08-05	25	NQ/IRA

Option 3: Payments for a Stated Period Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%

Years	Guaranteed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50% 1.50%	$ 17.28 14.51 12.53 11.04 9.89 8.96 8.21 7.58 7.05 6.59 6.20 5.85 5.55 5.27 5.03 4.81 4.62 4.44 4.28 4.13 3.99 3.86 3.75 3.64 3.54 3.44	$ 51.79 43.47 37.54 33.09 29.63 26.86 24.59 22.71 21.11 19.75 18.56 17.53 16.61 15.80 15.08 14.43 13.84 13.30 12.81 12.37 11.95 11.57 11.22 10.90 10.60 10.31	$ 103.38 86.79 74.94 66.05 59.14 53.61 49.10 45.33 42.15 39.42 37.06 34.99 33.17 31.55 30.10 28.80 27.62 26.55 25.58 24.68 23.86 23.11 22.41 21.76 21.15 20.59	$ 206.00 172.93 149.32 131.61 117.84 106.83 97.83 90.33 83.98 78.55 73.84 69.72 66.09 62.86 59.98 57.38 55.04 52.91 50.97 49.19 47.55 46.04 44.65 43.35 42.15 41.02

Form No. 40041 08-05	26	NQ/IRA

Option 3: Payments for a Stated Period Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes Rates for a Variable Annuity with Assumed Interest Rate of 3.5%

Years	Assumed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50% 3.50%	$ 18.12 15.35 13.38 11.90 10.75 9.83 9.09 8.46 7.94 7.49 7.10 6.76 6.47 6.20 5.97 5.75 5.56 5.39 5.24 5.09 4.96 4.84 4.73 4.63 4.53 4.45	$ 54.19 45.92 40.01 35.59 32.16 29.42 27.18 25.32 23.75 22.40 21.24 20.23 19.34 18.55 17.85 17.22 16.65 16.13 15.66 15.24 14.85 14.49 14.15 13.85 13.57 13.30	$ 107.92 91.44 79.69 70.88 64.05 58.59 54.13 50.42 47.29 44.62 42.31 40.29 38.51 36.94 35.54 34.28 33.15 32.13 31.19 30.34 29.56 28.85 28.19 27.58 27.02 26.49	$ 213.99 181.32 158.01 140.56 127.00 116.18 107.34 99.98 93.78 88.47 83.89 79.89 76.37 73.25 70.47 67.98 65.74 63.70 61.85 60.17 58.62 57.20 55.90 54.69 53.57 52.53

Form No. 40041 08-05	27	NQ/IRA

Option 3: Payments for a Stated Period Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes Rates for a Variable Annuity with Assumed Interest Rate of 5.0%

Years	Assumed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30	5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00%	$ 18.74 15.99 14.02 12.56 11.42 10.51 9.77 9.16 8.64 8.20 7.82 7.49 7.20 6.94 6.71 6.51 6.33 6.17 6.02 5.88 5.76 5.65 5.54 5.45 5.36 5.28	$ 56.00 47.77 41.90 37.52 34.11 31.40 29.19 27.36 25.81 24.50 23.36 22.37 21.51 20.74 20.06 19.46 18.91 18.42 17.98 17.57 17.20 16.87 16.56 16.28 16.01 15.77	$ 111.33 94.96 83.30 74.58 67.81 62.42 58.03 54.38 51.31 48.69 46.44 44.47 42.75 41.23 39.88 38.68 37.59 36.62 35.73 34.93 34.20 33.53 32.92 32.35 31.83 31.35	$ 219.98 187.64 164.59 147.35 133.99 123.34 114.66 107.45 101.39 96.21 91.75 87.88 84.48 81.47 78.80 76.42 74.28 72.35 70.61 69.02 67.57 66.25 65.04 63.93 62.90 61.95

Form No. 40041 08-05	28	NQ/IRA

Section 9 - General Provisions
A.	Beneficiary Change
You have the right to name an Irrevocable Beneficiary on the application.
You may add a Beneficiary or change the Beneficiary by written request during your lifetime if:
	1.	The contract is in force; and
	2.	We have the written consent of each Irrevocable Beneficiary.
If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.
Any addition or change of Beneficiary should be sent to our Service Center.
The addition or change will take effect on the date you signed the request. But, it will not affect any payment or action we make before we receive and record that request.
B.	Beneficiary's Succession of Interest
If no Beneficiary is named, or if no Beneficiary survives you, we will pay your estate.
If a Beneficiary survives you, but dies before receiving his/her full share, we will pay his/her share in the following order, unless you requested otherwise in writing:
	1.	To any surviving Beneficiary, in the same class of Beneficiary;
	2.	To any Contingent Beneficiary;
	3.	To the Beneficiary's surviving spouse;
	4.	Equally to the Beneficiary's surviving children; or
	5.	To the Beneficiary's estate.
C.	Evidence of Survival
We may require proof that a person is alive on the Required Distribution Date, the Start Date, or at any time thereafter.
D.	Incontestability
This contract has a two-year contestable period running from its Issue Date.
After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 12.
E.	Frequent Trading Restrictions
We will monitor all applicable reallocation of Contract Value activity and will restrict transactions that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying Sub-Account within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular Sub-Account, at any time without prior notice, if required by the underlying Fund(s) in which the Sub-Account invests and/or by state or federal regulatory requirements.
F.	Interest on Death Benefit
Any death benefit paid under this contract from the Fixed Account will include interest from the Death Benefit
Valuation Date until the death benefit is paid at a rate not less than that required by law.
G.	Misstatement of Age or Sex
If your age or sex is misstated, the Required Distribution Date and/or the Start Date will be adjusted to reflect the true age or sex.

Form No. 40041 08-05	29	NQ/IRA

If age or sex has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age or sex.
If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately. We will neither credit nor charge interest in such situations.
We have the right to require proof of an Annuitant's age or sex before we make payment under any Fixed or
Variable Annuity Payout.
H.	Nonparticipating
The contract does not share in our profits or surplus. No dividends are paid under this contract.
I.	Payments and Settlements
All payments and settlements we make are payable from our Service Center. We may require that this contract be returned before payments and settlements are made.
J.	Proof of Death
We accept any of the following as proof of death:
	1.	A certified copy of a death certificate;
	2.	A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or
	3.	Any other proof satisfactory to us.
K.	Protection of Proceeds
Payments we make under this contract:
	1.	May not be assigned before they are due; and
	2.	Except as permitted by law, are not subject to claims of creditors or legal process.
L.	Tax Withholding
We will withhold taxes from any payment made when required by law or regulation.
M.	Yearly Statement
At least once each Contract Year, we will send you a report showing the Contract Value.

Section 10 - Payments at Death
A.	General
If the Owner is a Non-Natural Person, the oldest Annuitant will be used to determine the death benefit and if the Annuitant dies before the Start Date, the death benefit will be payable upon the Annuitant's death. At the
Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.
When an Owner dies before the Start Date, the individual entitled to the death benefit is the first person in priority order, among the following, who is alive on the date of Owner's death:
	1.	Joint Owner, if any; or
	2.	Primary Beneficiary; or
	3.	Contingent Beneficiary.
If none of the persons above are alive on the date of Owner's death, the death benefit will then be paid to
Owner's estate.

Form No. 40041 08-05	30	NQ/IRA

If the designated Beneficiary, as determined above, is the Owner's surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.
Your surviving legal spouse would then have all ownership rights described in the contract.
If the legal spouse elects to continue the contract, he/she may not later decide to receive the death benefit.
B.	Definition of Terms
	1.	Adjusted Purchase Payment Total
The initial Adjusted Purchase Payment Total is equal to the initial Purchase Payment. Thereafter, the
Adjusted Purchase Payment Total is increased by the amount of each subsequent Purchase Payment, decreased by the amount of each subsequent Annual Contract Charge, and reduced pro-rata for each subsequent partial withdrawal. The pro-rata adjustment on the Adjusted Purchase Payment Total for each partial withdrawal is defined as the Adjusted Purchase Payment Total at that time multiplied by the fraction A divided by B, (A/B), where:
		1.	A is the Contract Value immediately after a partial withdrawal; and
		2.	B is the Contract Value immediately before a partial withdrawal.
	2.	Reset Contract Anniversary
The Reset Contract Anniversary is the last consecutive six-year anniversary date measured from the
Issue Date.
	3.	Reset Death Benefit

On the Reset Contract Anniversary, the Reset Death Benefit is equal to the Contract Value.
The Reset Death Benefit is increased by the amount of each Purchase Payment made after the Reset
Contract Anniversary and reduced pro-rata for each subsequent partial withdrawal made after the
Reset Contract Anniversary. The pro-rata adjustment on the Reset Death Benefit is defined as the
Reset Death Benefit at that time multiplied by the fraction A divided by B, (A/B), where:
		1.	A is the Contract Value immediately after the partial withdrawal; and
		2.	B is the Contract Value immediately before the partial withdrawal.
C.	Death Benefit Before the Start Date
If the first Owner listed on the contract is living and the Annuitant dies before the Start Date, we will automatically name the first Owner as the successor Annuitant. There will be no change in status if there is only one Owner and one of the Annuitants dies. You may also surrender the contract.
If the Owner is a non-natural person and the Annuitant dies before the Start Date, the Contract Value will be paid to the Beneficiary.
The amount of the death benefit is defined as follows:
	1.	If you die on or before the first day of the month following your 80th birthday, the death benefit is the greater of A, B, or C where:
		a.	A is the Contract Value on the Death Benefit Valuation Date;
		b.	B is the Adjusted Purchase Payment Total; and
		c.	C is the Reset Death Benefit.
	2.	If you die after the first day of the month following your 80th birthday, the death benefit is the greater of
A or B where:
		a.	A is the Contract Value on the Death Benefit Valuation Date; and
		b.	B is the Adjusted Purchase Payment.
If there is more than one Owner, the age of the oldest will be used to determine the death benefit.

Form No. 40041 08-05	31	NQ/IRA

D.	Death Benefit Valuation Date
The Death Benefit Valuation Date is the Valuation Date following the date we receive both:
	1.	Proof of your death; and
	2.	The Beneficiary's written request in a form which we approve for:
		a.	A single sum payment; or
		b.	An annuity payout permitted by Code Section 408(b)(3).
E.	Payment of Death Benefit
If the Beneficiary elects a single sum payment, we will make payment within seven days after the Death
Benefit Valuation Date.
If an annuity payout is requested, it may be any annuity payout:
	1.	That could have been selected under Section 8; and
	2.	Which is permitted by Code Sections 72(s), 401(a)(9), 408(b)(3), and the regulations thereunder, as applicable.
F.	Death Benefit On or After the Start Date
On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

Section 11 - Amendment and Disclaimer
A.	Amendment
We reserve the right to amend this contract in order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:
	1.	The Code;
	2.	IRS rulings and regulations; and
	3.	Any requirements imposed by the Internal Revenue Service.
B.	Disclaimer
We will be under no obligation for any of the following:
	1.	To determine whether a Purchase Payment, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;
	2.	To administer any such plan, including, without limitation, any provisions required by the Retirement
Equity Act of 1984; or
	3.	For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.

Section 12 - Termination
A.	Termination
This contract will end on the earliest of the following:
	1.	When the entire withdrawal value is withdrawn on or before the Start Date; or
	2.	When the Contract Value is paid in a lump sum as the death benefit before the Start Date.

Form No. 40041 08-05	32	NQ/IRA

In addition, if:
	1.	You have not made any Purchase Payments for a period of two full years; and
	2.	The guaranteed monthly benefit under the life annuity with payments for 10 or 20 years would be less than $20 per month when you reach age 71, or at the end of Contract Year 12, whichever is later;
then, we may terminate the contract by payment of the current withdrawal value.
This payment may be made to you, or, if you request, to another annuity or IRA.

Section 13 - If Your Contract Is an IRA
A.	General
If you purchased this contract as an Individual Retirement Annuity subject to Code Section 408(b) (IRA), this
Section applies and in the case of a conflict with any provisions in the Contract this Section controls.
If you have questions about IRA requirements, consult your personal tax adviser.
B.	Owner
For an IRA:
	1.	You must be the Annuitant.
	2.	Joint Ownership is not permitted.
	3.	You cannot name a different Owner for the contract.
	4.	The contract is established for your exclusive benefit and the exclusive benefit of your Beneficiaries.
	5.	You may not borrow money from your contract.
	6.	Your interest in your contract is non-transferable.
	7.	You cannot assign your interest in the contract to another person.
	8.	Your entire interest in your contract is nonforfeitable.
C.	Contribution
Purchase Payments in the form of a contribution must be in cash or a cash equivalent.
Except in the case of a qualified rollover (as permitted by Code Section 402(c), 402(e)(6), 403(a)(4),
403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)) or a contribution made in accordance with the terms of a
Simplified Employee Pension (SEP) as described in Code Section 408(k), the total contributions shall not exceed the maximum amount allowable by law for any taxable year.
Notwithstanding the previous sentence, an Owner aged 50 or older may make catch-up contributions to the contract over and above the maximum contribution amount otherwise permitted each year to the extent permitted under Code Section 219(b)(5)(B).
The contract shall accept rollover contributions of amounts that are considered rollover eligible amounts in accordance with Code Section 402(c)(4) from an eligible retirement plan described in Code Section
402(c)(8)(B). Such rollover contributions may include amounts that would be otherwise includible in income
(pre-tax contributions) or amounts that are not includible in income (post-tax contributions), or both. The contract shall not account for pre-tax and post-tax contributions separately.
No contribution may be made on your behalf for the tax year you reach age 70 1/2 and any year thereafter.
You have the sole responsibility for determining whether the contribution meets applicable income tax requirements.
If we receive a contribution greater than that permitted by law, you may make a written request to withdraw the excess in accordance with the Code, subject to applicable tax penalties.

Form No. 40041 08-05	33	NQ/IRA

No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code
Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date you first participated in that employer's SIMPLE IRA plan.

D.	IRA Distribution Requirements

You must elect to take a distribution under the contract on or before the required beginning date. This date commences no later than April 1 of the calendar year following the calendar year in which you attain age 70
1/2.

An exception to this rule is that you may tell us in writing that you are using another acceptable source under federal law to meet distribution requirements.

The first required distribution can be made as late as April 1 of the year following the year you attain age 70
1/2. Subsequent distributions must be made by each December 31.

You or your Beneficiary, as applicable, have the sole responsibility for telling us when to begin distributions and requesting a distribution that complies with applicable law.

Such distribution will be payable in periodic payments, no less frequently than annually.

Distributions will be made:

	1.	In a lump sum;

	2.	Over your life;

	3.	Over the lives of you and your Beneficiary;

	4.	Over a period certain not exceeding your life expectancy; or

	5.	Over a period certain not exceeding the joint and last survivor life expectancy of you and your
Beneficiary.

Distributions must be non-increasing or they may increase only as provided under Section 1.401(a)(9)-6 of the regulations. In addition, any distributions must satisfy the incidental benefit requirements specified in
Q&A-2 of Section 1.401(a)(9)-6.

If your entire interest is to be distributed in other than a single lump sum, the minimum amount to be distributed each year will be determined according to Code Section 408(b)(3) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under Section 13 E (2)) must satisfy the requirements of Code Section 408(a)(6) and the regulations thereunder, rather than this Section 13 D and Sections E (1) and (3) below.

The distribution periods described in this section cannot exceed the periods specified in Section 1.401(a)(9)-6 of the regulations.

E.	Death Benefit before the Required Start Date

	1.	If you die before required distributions commence, your interest will be distributed as follows:

(a) If the designated Beneficiary is someone other than your surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of your death, or, if elected, in accordance with paragraph (1)(c) below.

Form No. 40041 08-05	34	NQ/IRA

(b) If your sole designated Beneficiary is your surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of your death (or by the end of the calendar year in which you would have attained age 70 1/2 , if later), over such spouse's life. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated Beneficiary's remaining life expectancy determined using such Beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph
(1)(c) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

(c) If there is no designated Beneficiary, or if applicable by operation of paragraph (1)(a) or (1)(b)
above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of your death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (1)(b) above.

(d) Life expectancy is determined using the Single Life Table in Q&A - 1 of Section 1.401(a)(9)-9 of
the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the
Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the
Beneficiary's age in the year specified in paragraph (1)(a) or (1)(b) and reduced by 1 for each subsequent year.

	2.	The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations and the
actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

	3.	For purposes of paragraphs (1)(a) and (b) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis, (except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations,
then required distributions are considered to commence on the annuity starting date.

	4.	If the Beneficiary is your surviving legal spouse, the spouse may treat the contract as his or her own
IRA. This election will be deemed to have been made if such surviving legal spouse makes a regular
IRA contribution to the contract, makes a rollover to or from the contract or fails to elect to receive a distribution in accordance with the above provisions of this Section applicable to a Beneficiary who is surviving legal spouse.

F.	Death Benefit On or after the Required Start Date

If you die after distribution of your interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

G.	Determining Life Expectancy For Distributions

As used in this document, life expectancy and joint and last survivor life expectancy will be determined in accordance with Code Section 401(a)(9) and applicable regulations thereunder.

In the case of required distributions, life expectancy of you and your Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

In the case of the death benefit, the life expectancy will be initially determined on the basis of your
Beneficiary's attained age in the year distributions are required to commence.

Unless you (or your legal spouse) elect otherwise, prior to the time distributions are required to commence, your life expectancy (and, if applicable, your legal spouse's life expectancy) will be recalculated annually based on your attained ages in the year for which the required distribution is being determined.

Form No. 40041 08-05	35	NQ/IRA

The life expectancy of a non-legal spouse Beneficiary will not be recalculated.
H.	Disclaimer
We will be under no obligation for any of the following:
	1.	For any tax or tax penalties an Owner, Annuitant, or Beneficiary may owe resulting from failure to comply with the requirements imposed by the Code or by any other applicable federal or state law, rule or regulation;
	2.	To determine whether the Purchase Payment, distribution, or transfer under the contract complies with the provisions, terms, and conditions of any plan or with applicable law;
	3.	To administer any plan, including, without limitation, any provisions required by the retirement Equity
Act of 1984;
	4.	To provide any notifications or reports required to be made by an employer or any other entity;
	5.	To verify or make provisions to ensure that the contribution was received by us within any deadlines prescribed by law or otherwise; or
	6.	To effect the correction of any excess contribution.
I.	Yearly Statement
At least once each Contract Year, we will send you a report showing the Contract Value and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

Section 14 - If Your Contract Is a Roth IRA
A.	General
If you purchased this contract as an Individual Retirement Annuity subject to Code Section 408A (Roth IRA), this Section applies and in the case of a conflict with any provisions in the Contract this Section controls.
If you have questions about Roth IRA requirements, consult your personal tax adviser.
B.	Owner
For an IRA:
	1.	You must be the Annuitant.
	2.	Joint Ownership is not permitted.
	3.	You cannot name a different Owner for the contract.
	4.	The contract is established for your exclusive benefit and the exclusive benefit of your Beneficiaries.
	5.	You may not borrow money from your contract.
	6.	Your interest in your contract is non-transferable.
	7.	You cannot assign your interest in the contract to another person.
	8.	Your entire interest in your contract is nonforfeitable.
C.	Contributions
	1.	Purchase Payments in the form of a contribution must be in cash or a cash equivalent.

Form No. 40041 08-05	36	NQ/IRA

	2.	Except in the case of a qualified rollover contribution (as permitted by Code Sections 402(c),
402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and 457(e)(16)) or a recharacterization (as defined below), no contribution will be accepted unless the total of such contributions to all the individual's Roth IRAs for a taxable year does not exceed the maximum amount allowable by law for any taxable year. The maximum contribution amount is phased out ratably between certain levels of modified adjusted gross income under Code Section 408A(c)(3).

In addition, an Owner aged 50 or older may make catch-up contributions to the contract over and above the maximum contribution amount otherwise permitted each year to the extent permitted under
Code Section 219(b)(5)(B).

If you make regular contributions to both Roth and non-Roth IRAs for taxable year, the maximum regular contribution that can be made to all of your Roth IRAs for that taxable year is reduced by the regular contributions made to your non-Roth IRAs for the taxable year.

	3.	A "qualified rollover contribution" is a rollover contribution that meets the requirements of Code Section
408(d)(3), except the one-rollover-per-year rule of Code Section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a non-Roth IRA"). Qualified rollover contributions may be limited by your modified adjusted gross income for a taxable year is defined in
Code Section 408A(c)(3)(C)(i) which does not include any amount included in adjusted gross income as a result of a rollover from a non-Roth IRA (a "conversion").

	4.	Qualified Rollover Contribution Limit.
A rollover from a non-Roth IRA cannot be made to a Roth IRA if, for the year the amount is distributed from the non-Roth IRA, (i) you are married and file a separate return, (ii) you are not married and have modified AGI in excess of $100,000 or (iii) you are married and together you and your spouse have modified AGI in excess of $100,000. For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

	5.	SIMPLE IRA Limits.
No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to
Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date you first participated in that employer's SIMPLE IRA plan.

	6.	Recharacterization.
A regular contribution to a non-Roth IRA may be recharacterized pursuant to the rules in Section
1.408A-5 of the regulations as a regular contribution to this Roth IRA subject to the limits described above.

D.	Roth IRA Distribution Requirements

No amount is required to be distributed prior to your death.

E.	Distribution upon Death.

	(1)	Notwithstanding any provision of this IRA to the contrary, the distribution of your interest in the IRA shall be made in accordance with the requirements of Code Section 408(b)(3), as modified by Code
Section 408A(c)(5), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of any annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined in Section E.3) must satisfy the requirements of Code Section 408(a)(6), as modified by Code Section 408A(c)(5), and the regulations thereunder, rather than the distribution rules in Sections E.2-5 below.

Form No. 40041 08-05	37	NQ/IRA

	(2)	Upon your death, your entire interest will be distributed at least as rapidly as follows:

(a) If the designated Beneficiary is someone other than your surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of your death, or, if elected, in accordance with paragraph (2)(c) below.

(b) If your sole designated Beneficiary is your surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of your death (or by the end of the calendar year in which your would have attained age 70 1/2, if later), over such spouse's life, or, if elected, in accordance with paragraph (2)(c) below. If the surviving spouse dies before required distributions commence to him or her, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated Beneficiary's remaining life expectancy determined using such Beneficiary's ages as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph (2)(c) below. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

(c) If there is no designated Beneficiary, or if applicable by operation of paragraph 2(a) or 2(b)
above, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary your death (or of your spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph 2(b) above).

(d) Life expectancy is determined using the Single Life Table in Q&A-1 of Section 1.401(a)(9)-9 of
the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the
Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the
Beneficiary's age in the year specified in paragraph 2(a) or (b) and reduced by 1 or each subsequent year.

	(3)	The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Section 1.408-8 of the Income Tax Regulations and the
actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

	(4)	For purposes of paragraph (2)(b) above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse under such paragraph. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis
(except for acceleration) under an annuity contract meeting the requirements of Section 1.401(a)(9)-6 of the Income Tax Regulations, then required distributions are considered to commence on the annuity starting date.

	(5)	If the sole designated Beneficiary is your surviving spouse, the spouse may elect to treat the IRA as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a Beneficiary.

F.	Yearly Statement

At least once each Contract Year, we will send you a report showing the Contract Value and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

Form No. 40041 08-05	38	NQ/IRA

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Form No. 40041 08-05	NQ/IRA

INDIVIDUAL DEFERRED RETIREMENT
ANNUITY CONTRACT

Nonparticipating
VARIABLE AND/OR FIXED ACCUMULATION
VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS

NOTICE

To make Purchase Payments, make a claim,
or exercise your rights under this contract, please write or call us at:

ING SERVICE CENTER
P.O. Box 5050
Minot, North Dakota 58702-5050
877-884-5050

Please include your contract number in all correspondence.

RELIASTAR LIFE INSURANCE COMPANY
A Stock Company
20 Washington Avenue South
Minneapolis, Minnesota 55401

ING SERVICE CENTER
2000 21st Avenue NW
Minot, North Dakota 58703

Form No. 40041 08-05	NQ/IRA